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                                                                    EXHIBIT 3.2


                                  BYLAWS OF
                            THE RESTAURANT COMPANY
                        AMENDED AS OF FEBRUARY 3, 1998

                                  SECTION 1
                                   OFFICES

SECTION 1.1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 1.2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors ("Board") may from time to time determine or the business of the corporation may require.

                                  SECTION 2
                                STOCKHOLDERS

SECTION 2.1. All meetings of stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board, including without limitation, the corporation's principal office in Memphis, Tennessee.

SECTION 2.2. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting, at which time the stockholders shall elect a Board and transact such other business as may properly be brought before the meeting.

SECTION 2.3. Written notice of the annual meeting of the stockholders stating the place, date and hour of such meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

SECTION 2.4. Special meetings of the stockholders for any purpose or purposes may be called by the Board and shall be called by the chief executive officer or secretary at the request in writing of any holder of five (5) percent or more of the issued and outstanding shares of common stock of the corporation, par value $.01 (the "Common Stock"). Such request shall state the purpose or purposes of the proposed meeting.

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SECTION 2.5.    Written notice of a special meeting of stockholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

SECTION 2.6. The holders of a majority of the issued and outstanding stock of the corporation, present in person and/or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person and/or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place to which such meeting is adjourned, until a quorum shall be present and/or represented. At such adjourned meeting at which a quorum shall be present and/or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.7. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person and/or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute, of the Certificate of Incorporation, or of these Bylaws, a different vote is required in which case the express provision shall govern.

SECTION 2.8. Until the date, if any, on which Stage Three (as defined in Section 3.1 hereof) commences, the affirmative vote of seventy-five (75) percent of the issued and outstanding Common Stock shall be required for any of the following "Significant Stockholder Actions"; provided, however, that if any of the following actions is required to be taken in order to enable the corporation to exercise the Primary Option (as defined in Section 3.1 hereof) in accordance with and subject to the Stockholders Agreement (as defined in Section 3.1 hereof), including without limitation Section 3.8 thereof, or to purchase shares of Common Stock pursuant to any option or obligation set forth in the


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Stockholders Agreement, then such action shall not require the affirmative vote of the stockholder whose shares of Common Stock are being purchased, and the required affirmative vote, as set forth above, will be reduced by the percentage of shares issued and outstanding Common Stock that such selling stockholder is entitled to vote:

     (a) the amendment or repeal of the corporation's Certificate of Incorporation or Bylaws or the adoption of a new or restated Certificate of Incorporation or new Bylaws;

     (b) any merger or consolidation to which the corporation or any subsidiary of the corporation is a constituent corporation;

     (c) any sale, lease, or exchange of all or substantially all of the property and assets of the corporation; and

     (d)  dissolution or liquidation of the corporation.

SECTION 2.9. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date unless the proxy provides for a longer period.

                                   SECTION 3
                                   DIRECTORS

SECTION 3.1. At all times the Board shall be composed of three directors. The three stages referred to in these Bylaws are defined as follows:

     (a) Stage One - the period of time beginning the date of the original adoption hereof and continuing until the earlier to commence of Stage Two or Stage Three;

     (b) Stage Two - in the event the Primary Option (as herein after defined) is exercised, the period of time beginning with the closing under the Primary Option and continuing until the termination of the Stockholders Agreement (as hereinafter defined); and


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     (c)  Stage Three - the period of time beginning on the date the Primary
          Option expires without being exercised and continuing until the termination of the Stockholders Agreement.

"Primary Option" shall have the same meaning given it in the Stockholders Agreement dated the 21st day of November, 1985 by and among the corporation, Holiday Inns, Inc., Bass Investment Limited Partnership, Donald N. Smith, Leon Irons, and John P. Lambert (the "Stockholders Agreement").

Each director elected shall hold office until such director's successor is elected and qualified or such director's earlier resignation, removal or death. Directors need not be stockholders. Unless otherwise agreed by the stockholders, any vacancy in the Board shall be filled by the directors remaining in office.

SECTION 3.2. Any director may resign at any time and such resignation may be made contingent upon the occurrence of a future event. Such resignation shall be made in writing and shall take effect at the later of the date designated in the written resignation and the time of its receipt by the chief executive officer or the secretary of the corporation. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3.3. The business of the corporation shall be managed by or under the direction of the Board, which may exercise all powers of the corporation and do all lawful acts and things as are not by statute, by the Certificate of Incorporation, by these Bylaws, or by written agreement among the stockholders of the corporation directed or required to be exercised or done by the stockholders.

SECTION 3.4. The Board may hold meetings, both regular and special, either within or without the State of Delaware, including without limitation at the corporation's principal office in Memphis, Tennessee.

SECTION 3.5. The first meeting of each newly elected Board shall be held at such time and place as shall be fixed by the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time and place of such first meeting of the newly elected Board, or in the


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event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board.

SECTION 3.6. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

SECTION 3.7. Special meetings of the Board may be called by the chief executive officer on three (3) business days' notice to each director. Special meetings shall be called on the written request of any director on three (3) business days' notice to each other director.

SECTION 3.8. At the meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and, except as may be otherwise provided by statute, by the Certificate of Incorporation, by these Bylaws, or by the Stockholders Agreement, the vote of two directors present at any meeting at which there is a quorum shall constitute the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.9. (a) Until the date, if any, on which Stage Three commences, the following; "Significant Director Actions" shall require the unanimous approval of all three members of the Board (unless the Board has unanimously delegated authority with respect to any such actions to a committee of the Board in accordance with Section 3.12 hereof) in order to constitute binding and effective acts of the Board and the corporation; provided, however, that if any of the following actions is required to be taken in order to enable the corporation to exercise the Primary Option in accordance with and subject to the Stockholders Agreement, including without limitation Section 3.8 thereof, or to purchase shares of Common Stock pursuant to any option or obligation set forth in the Stockholders Agreement, then such action shall not require the approval of the director designated by the stockholder whose shares of Common Stock are being purchased:

     (i) the adoption of any plan or agreement for the dissolution of liquidation of the corporation;


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    (ii)  the adoption of any plan or agreement for any merger or consolidation to which the corporation or any subsidiary of the corporation is a constituent corporation;

   (iii) any sale, lease, or exchange of all or substantially all of the property and assets of the corporation;

    (iv) the amendment or repeal of the corporation's Certificate of Incorporation or Bylaws or the adoption of a new or restated Certificate of Incorporation or new Bylaws;

     (v) the issuance of any shares of the corporation's capital stock, or any options, warrants, or rights to acquire shares of the corporation's capital stock, or any instrument convertible into shares of the corporation's capital stock;

    (vi) the declaration or payment by the corporation of any dividend, whether payable in cash, in shares of capital stock, or otherwise;

   (vii) the purchase or redemption by the corporation of any of its shares of capital stock except in accordance with the provisions of the Primary Option or otherwise in accordance with the Stockholders Agreement;

  (viii) the establishment of any committee of the Board or the repeal or amendment of any resolution establishing a committee of the Board;

    (ix) the filing with the Securities and Exchange Commission of any registration statement of the corporation for a public offering of any shares of the corporation's capital stock;

     (x) the entering into of any transaction in which any stockholder has a direct or indirect interest other than as a stockholder of the corporation, except such transactions as are contemplated in the Stockholders Agreement, the Master Agreement, dated November 21, 1985, by and among the


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                 corporation, certain of the corporation's stockholders and
                 Perkins Restaurants, Inc. ("Perkins"), the Term Loan Agreement by and among the corporation, Perkins and Bass Investment Limited Partnership ("Bass"), dated November 21, 1985 ("Term Loan Agreement"), or the Registration Rights Agreement, dated November 21, 1985, by and between the corporation and Bass;

          (xi) the undertaking of any Capital Transaction, as defined in subsection (b) below, not included in a Capital Transaction Budget; provided, however, that (A) in the event Donald N. Smith for any reason ceases to be the chief executive officer of the corporation, then, during Stage One, Capital Transactions aggregating up to $3,000,000 per year (from sources other than the Term Loan Agreement) shall require only the approval of the Director(s) of the Corporation designated by the holder(s) of the Class H Stock, as defined in the Stockholders Agreement, (B) the incurrence of any liability for borrowed money under the Term Loan Agreement shall require the affirmative vote of only two directors provided (except in connection with the exercise of the Primary Option) one of such directors approving the transaction is a director designated by the holder(s) of the Class H Stock, as defined in the Stockholders Agreement, and
                 (C) the incurrence of any subordinated liability for borrowed money up to $50,000,000 on terms at least as favorable to the obliger as the terms under the Term Loan Agreement with respect to interest rate and repayment shall require the affirmative vote of only two directors provided one of such directors approving the transaction is a director designated by the holder(s) of the Class B Stock as defined in the Stockholders Agreement; and

          (xii) the adoption of a Capital Transaction Budget, as provided below in subsection (b).

     (b) For the purposes of these Bylaws, the term "Capital Transaction" shall mean the incurring of or commitment to incur any capital expense or capital obligation or the undertaking of or commitment to undertake any transaction involving the acquisition


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or disposition of a capital asset, including, without limitation, (i) the acquisition or disposition of the capital assets or common stock of any business or company, (ii) the incurrence of any liability for borrowed money (other than as provided in Section 3.9(a)(ix) above), (iii) the making of any guaranty, whether direct or indirect (other than the endorsement in the ordinary course of business of negotiable instruments for deposit or collection), (iv) the entering into as lessee of any capitalized lease, (v) the purchase or development of new restaurants, and (vi) the remodeling of existing restaurants or installation of bakery facilities. Notwithstanding the above, the incurrence of an expense or obligation relating solely to (x) the maintenance, repair or replacement of a capital asset or (y) the exercise of the Primary Option or any other option or obligation of the corporation to purchase shares of Common Stock pursuant to the Stockholders Agreement, or the undertaking or commitment to undertake of any transaction necessary to enable the corporation to close the purchase of Common Stock thereunder, shall not constitute a "Capital Transaction".

     Until the date, if any, on which Stage Three commences, at the beginning of each fiscal year of the corporation there shall be submitted to the Board by the chief executive officer a proposed budget for Capital Transactions during such year (the "Capital Transaction Budget"). The adoption of a Capital Transaction Budget shall require unanimous approval of all three members of the Board. Any expenditure during a fiscal year properly the subject of a Capital Transaction Budget for that fiscal year but not included in any Capital Transaction Budget for that year shall be made only with the unanimous approval of all three members of the Board. The Board may adopt such other budget(s) as it deems advisable.

SECTION 3.10. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

SECTION 3.11. Members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.


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SECTION 3.12.  The Board may, by resolution adopted by the unanimous affirmative vote of all three members, appoint one or more of its members to constitute one or more committees and such committees shall have such powers and duties (including without limitation the power to take Significant Director Actions without further approval of the Board) as the full Board shall unanimously prescribe, as such powers and duties may be limited by the Delaware General Corporation Law.

                                  SECTION 4
                                   NOTICES

SECTION 4.1. Whenever, under the provisions of the applicable statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, personal notice is not required; any notice shall be given in writing either in person, by air courier service, or by mail addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid if sent by air courier service or mailed, and such notice shall be deemed to be given when handed to such director or stockholder, one (1) business day after being delivered to an air courier service, or two (2) business days after being deposited in the United States mail.

SECTION 4.2. Whenever any notice is required to be given under the provisions of applicable statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or directors needs to be specified in any written waiver of notice.

                                  SECTION 5
                                  OFFICERS

SECTION 5.1. The officers of the corporation shall be a chairman, a chief executive officer, one or more vice presidents, a


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secretary and a treasurer. The chairman and chief executive officer shall be elected by the stockholders. The vice president or vice presidents, secretary, and treasurer, shall be elected by the Board. The Board may also elect one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person.

SECTION 5.2. The stockholders at the annual meeting shall elect the chairman and chief executive officer. The Board at its first meeting after each annual meeting of stockholders shall elect one or more vice presidents, a secretary and a treasurer.

SECTION 5.3. The Board may elect such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

SECTION 5.4. The salaries of all officers of the corporation shall be fixed by the Board, except that the stockholders shall fix the salaries of the chairman and the chief executive officer.

SECTION 5.5. Each officer of the corporation shall hold office until his successor is chosen and qualifies, or until his earlier resignation, removal or death. Any officer elected by the Board may be removed at any time by the Board. Any officer elected by the stockholders may be removed at any time by the stockholders. Any vacancy occurring in any office of the corporation shall be filled by the Board, except that the stockholders shall fill any vacancy in the office of the chairman or of the chief executive officer.

SECTION 5.6. The chairman shall preside, when present, at each meeting of the Board and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

SECTION 5.7. The chief executive officer of the corporation shall preside at all meetings of the stockholders and, in the absence of the chairman, at all meetings of the Board, and shall have general and active management of the business of the corporation consistent with the Certificate of Incorporation and these Bylaws, including the hiring and firing of employees other than officers, determination of menus, franchise operations, marketing and day-to-day management of the corporation's business. The chief executive officer shall see that all orders and resolutions of the Board are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the


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seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the corporation.

SECTION 5.8. In the absence of the chief executive officer or in the event of his inability or refusal to act, the vice president (or, in the event that there is more than one vice president, the vice presidents in the order designated by the Board or in the absence of any designation then in the order of their election) shall perform the duties of the chief executive officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. The vice presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

SECTION 5.9. The secretary shall attend to the recording of all the proceedings of the meetings of the stockholders and of the Board in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board or chief executive officer, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

SECTION 5.10. The asssistant secretary or, if there be more than one, the assistant secretaries in the order determined by the Board (or, if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary.

SECTION 5.11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board. He shall disburse such funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the Board, at its regular meetings


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or when the Board so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

SECTION 5.12. The assistant treasurer or, if there shall be more than one, the assistant treasurers in the order determined by the Board (or, if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer.

SECTION 5.13. In addition to the foregoing enumerated duties and powers, the several officers of the corporation shall perform such other duties and exercise such further powers as may be provided in these Bylaws or as the Board may, from time to time, determine or as may be delegated to them by any superior officer.

                                 SECTION 6
             CERTIFICATES OF STOCK AND OTHER STOCKHOLDER MATTERS

SECTION 6.1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the chief executive officer or a vice president and by the treasurer or the secretary of the corporation, certifying the number and the particular class of shares owned by him or it in the corporation.

SECTION 6.2. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 6.3. Upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succesion, assignment or authority to transfer, including evidence satisfactory to the corporation that all of the terms of the Stockholders Agreement have been satisfied, it shall be the duty of


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the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 6.4. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided however, that the Board may fix a new record date for the adjourned meeting.

SECTION 6.5. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware or by the Stockholders Agreement.

                                  SECTION 7
                             GENERAL PROVISIONS

SECTION 7.1. Dividends may be declared by the Board at any regular or special meeting, pursuant to law and in accordance with the voting requirements stated in these Bylaws. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

Section 7.2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board may determine promotes the interests of the corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.


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SECTION 7.3.   All checks or other orders for the payment of money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

SECTION 7.4. The fiscal year of the corporation shall be fixed by resolution of the Board.

SECTION 7.5. The corporate seal shall be circular in form and shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

SECTION 7.6. In the event of any conflict between these Bylaws and the provisions of the Stockholders Agreement, the provisions of the Stockholders Agreement shall prevail.

SECTION 7.7. As provided in Section 220 of the General Corporation Law of Delaware, or any successor provision, the corporation shall make available to the stockholders the books and records of the corporation, including without limitation, periodic financial statements of the corporation.

                                  SECTION 8
                               INDEMNIFICATION

SECTION 8.1. The corporation shall indemnify its directors, officers and employees serving at the request of the corporation (including subsidiaries of the corporation), partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the General Corporation Law, as the same exists or may be hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation prior to such amendment).

                                  SECTION 9

SECTION 9.1. Subject to the provisions of Sections 2.8 and 3.9(a) hereof, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the stockholders or by the Board.


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